UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2016

Commission File Number 000-54530

GOPHER PROTOCOL INC.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

23129 Cajalco Road, Perris, CA 92570

(Address of principal executive offices)

888-685-7336

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 13, 2016, Gopher Protocol Inc. (the “Company”) issued a press release announcing that its common stock is being up-listed to the OTCQB effective April 13, 2016.

In addition, the Company announced the appointment of Erik Klinger to serve as the Chief Financial Officer of the Company. The appointment of Mr. Klinger is part of the Company's rollout strategy to finalize development of and launch the Guardian Patch, a unique location technology that works with or without GPS.

Additionally, on April 21, 2016, the Company issued a press release announcing that the Company's management team will be featured guests on K-TALK Radio on April 30, 2016. In an in-depth segment to be aired from 10:00 a.m. to 12:00 p.m. (Mountain Time), Michael Murray, the Company's Chief Executive Officer, and Dr. Danny Rittman Ph.D., its Chief Technology Officer, will discuss Gopher Protocol's proprietary mobile tracking licensed technology.

A copy of the Company’s press releases are attached hereto as Exhibits 99.1 and 99.2.

Item 9.01                      Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release dated April 13, 2016

99.2	Press Release dated April 21, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOPHER PROTOCOL INC.

By:	/s/ Michael Murray
Name: Michael Murray
Title: CEO, President, Secretary, Treasurer and Director

Date:	April 22, 2016
Perris, California